                                                                     EXHIBIT 4.5


NO. OF STOCK UNITS: 792,799                                     WARRANT NO. AR-1

                                                                            COPY

                                     WARRANT
                           TO PURCHASE COMMON STOCK OF

                               PACKAGED ICE, INC.,
                              A TEXAS CORPORATION,


          THIS IS TO CERTIFY THAT the Ares Leveraged Investment Fund, L.P., or registered assigns, is entitled to purchase from Packaged Ice, Inc. a Texas corporation (hereinbelow called the "Issuer"), at any time on and after the Vesting Date (as defined below), but not later than the Expiration Date (as defined below), 792,799 Stock Units, in whole or in part, at a purchase price of $.01 per Stock Unit (adjusted as provided below), all on the terms and conditions hereinbelow provided.

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS THE PROPOSED TRANSACTION DOES NOT REQUIRE REGISTRATION OR QUALIFICATION UNDER FEDERAL OR STATE SECURITIES LAWS, OR UNLESS THE PROPOSED TRANSACTION IS REGISTERED OR QUALIFIED AS REQUIRED.

          Section 1. Certain Definitions. As used in this Warrant, unless the context otherwise requires:

         "ADDITIONAL SHARES OF COMMON STOCK" shall mean all shares of Common Stock issued by the Issuer after the date hereof, other than (i) the Warrant Stock, and (ii) Common Stock issued or issuable pursuant to the options, warrants, convertible securities or other securities listed on Annex I.

         "AFFILIATE" shall mean, with respect to a specified Person, any other Person directly or indirectly controlling or controlled by or under common control with such specified Person. For purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "APPRAISED VALUE" shall mean the fair market value of a share of Common Stock, as determined by a written appraisal (the "APPRAISAL") prepared by an appraiser acceptable to the Issuer and the holders of Warrants evidencing 50% in number of the total number of Stock Units at the time purchasable upon the exercise of all then outstanding Warrants, using one or more valuation methods that such appraiser, in its best professional judgement, determines to be most




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appropriate and giving effect to any discount (i) for any lack of liquidity of any shares being valued, (ii) because such shares represent a minority interest or (iii) because the Issuer does not have any class of equity security registered under the Exchange Act. In the event that the Issuer and said holders cannot, in good faith, agree upon an appraiser, then the Issuer, on the one hand, and said holders, on the other hand, shall each select an appraiser, the two appraisers so selected shall select a third appraiser who shall be directed to prepare the Appraisal and the term Appraised Value shall mean the appraised value set forth in the Appraisal prepared in accordance with this definition. The Issuer shall pay for the cost of any such Appraisal. The Appraisal process shall take no longer than 60 days.

         "BUSINESS DAY" shall mean a day other than a Saturday, Sunday or a legal holiday in the state of California.

         "COMMON STOCK" shall mean the Common Stock of the Issuer, $.01 par value per share and any capital stock of any class of the Issuer hereafter authorized which is not limited to a fixed sum or percentage of par value in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Issuer.

         "COMMISSION" shall mean the Securities and Exchange Commission or any other similar or successor agency of the United States government administering the Securities Act.

         "CONVERTIBLE SECURITIES" shall mean any securities convertible into or exchangeable for Additional Shares of Common Stock, either immediately or upon the arrival of a specified date or the happening of a specified event.

         "CURRENT MARKET PRICE" per share of Common Stock for the purposes of any provision of this Warrant at the date herein specified, shall be deemed to be the price determined pursuant to the first applicable of the following methods:

                  (i) If the Common Stock is traded on a national securities exchange or is traded in the over-the-counter market, the Current Market Price per share of Common Stock shall be deemed to be the daily market price on the Trading Day immediately prior to such date. The market price for such Trading Day shall be (a) if the Common Stock is traded on a national securities exchange, its last sale price on the preceding Trading Day on such national securities exchange or, if there was no sale on that day, the last reported sale price on such national exchange on the next preceding Trading Day on which there was a sale, or (b) if the principal market for the Common Stock is the over-the-counter market, and the Common Stock is quoted on the National Association of Securities Dealers Automated Quotations System ("NASDAQ"), the last sale price reported on NASDAQ on the preceding Trading Day or, if the Common Stock is an issue for which last sale prices are not reported on NASDAQ, the closing bid quotation on such day, but, in each of the next preceding two cases, if the relevant NASDAQ price or quotation did not exist on such day, then the price or quotation on the next preceding Trading Day in which there was such a price or quotation.








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                  (ii) If the Current Market Price per share of Common Stock cannot be ascertained by any of the methods set forth in paragraph (i) immediately above, the Current Market Price per share of outstanding Common Stock shall be deemed to be the value most recently determined as of a date within the six months preceding such day by the Issuer's Board of Directors; provided, that if such determination is objected to by the holders of Warrants evidencing a majority in number of the total number of Stock Units at the time purchasable upon the exercise of all the then outstanding Warrants, such determination shall be made by an independent appraiser chosen in the manner specified in the definition of Appraised Value, at the holders' expense.

         "CURRENT WARRANT PRICE" per share of Common Stock, for the purpose of any provision of this Warrant at the date herein specified, shall mean the amount equal to the quotient resulting from dividing the Exercise Price in effect on such date by the number of shares (including any fractional share) of Common Stock constituting a Stock Unit on such date.

         "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, and any similar or successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         "EXERCISE PRICE" shall mean the purchase price per Stock Unit as set forth on the first page of this Warrant on the date of original issue of this Warrant and thereafter shall mean such dollar amount as shall result from the adjustments specified in Section 5, if any.

         "EXPIRATION DATE" shall mean the earlier to occur of (i) 5:00 p.m. Los Angeles time on May 1, 2005 or (ii) the 10th business day following the closing of the Issuer's initial public offering of its Common Stock].

         "INDENTURE" shall mean the Indenture dated January 22, 1998, relating to $145,000,000 of 9 3/4 Senior Notes due 2005 of the Issuer, as amended and restated as of April 30, 1998.

         "IPO PRICE" shall initially mean $20.00; provided, however, whenever the number of shares of Common Stock constituting a Stock Unit shall be adjusted under this Agreement, the IPO Price shall be adjusted by multiplying such IPO Price in effect immediately prior to such adjustment by a fraction, the numerator of which shall be the number of shares of Common Stock constituting a Stock Unit immediately prior to such adjustment, and the denominator of which shall be the number of shares of Common Stock constituting a Stock Unit immediately after such adjustment.

         "PERSON" shall mean a corporation, an association, a trust, a partnership, a joint venture, an organization, a business, an individual, a government or political subdivision thereof or a governmental body.

          "PREFERRED STOCK" shall mean any stock of the Issuer of any class which is preferred as to dividends or assets, or both, over any other class of stock of the Issuer.



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         "RESTRICTED CERTIFICATE" shall mean a certificate for Common Stock or a
Warrant bearing the restrictive legend set forth in Section 11.

         "RESTRICTED SECURITIES" shall mean Restricted Stock and Restricted Warrants.

         "RESTRICTED STOCK" shall mean Warrant Stock evidenced by a Restricted Certificate.

         "RESTRICTED WARRANT" shall mean a Warrant evidenced by a Restricted Certificate.

         "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         "SECURITIES PURCHASE AGREEMENT" shall mean the securities purchase agreement dated as of April 30, 1998, between Issuer and the Investors named therein.

         "STOCK UNIT" shall constitute one share of Common Stock, as such Common Stock was constituted on the date of original issue of this Warrant and thereafter shall constitute such number of shares (including any fractional shares) of Common Stock as shall result from the adjustments specified in
Section 5, if any.

         "TRADING DAY" shall mean any day on which trading occurs on the New York Stock Exchange.

         "VESTING DATE" shall mean the earlier to occur of (i) a Change of Control (as defined in the Indenture), (ii) an Asset Sale (as defined in the Indenture), (iii) an Event of Default under the Securities Purchase Agreement,
(iv) the Issuer consolidates or merges with another entity or agrees to do the foregoing, (v) the Issuer defaults under any material debt or other agreement,
(vii) an initial public offering of Issuer's Common Stock or a resolution by Issuer's Board of Directors authorizing the foregoing, or (viii) on May 1, 2003.

         "WARRANT STOCK" shall mean the shares of Common Stock purchasable by the holder of a Warrant upon the exercise of such Warrant.

         "WARRANTS" shall mean this Warrant and any other Warrant (as such term is defined in the Securities Purchase Agreement), and all additional or new warrants issued upon transfer, division or combination of, or in substitution for, any thereof. All such additional or new warrants shall at all times be identical as to terms and conditions and date, except as to the number of Stock Units for which they may be exercised.

          Section 2. Representations and Warranties. All representations and warranties contained in Section 2 of the Securities Purchase Agreement are incorporated herein by reference.

         Section 3. Exercise of Warrant. The holder of this Warrant may, at any time on and after




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the Vesting Date, but not later than the Expiration Date, exercise this Warrant in whole at any time or in part from time to time for the number of Stock Units which such holder is then entitled to purchase hereunder.

         The holder of this Warrant may exercise this Warrant, in whole or in part by either of the following methods:

                  (a) The holder hereof may deliver to the Issuer at its office maintained for such purpose pursuant to Section 17 (i) a written notice of such holder's election to exercise this Warrant, which notice shall specify the number of Stock Units to be purchased, (ii) this Warrant and (iii) a sum equal to the Exercise Price therefor payable in immediately available funds or by such other method as the Issuer and the holder may otherwise agree; or

                  (b) The holder of this Warrant may also exercise this Warrant, in whole or in part, in a "cashless" or "net-issue" exercise by either of the following methods:

                           (i) delivering to the Issuer at its office maintained for such purpose pursuant to Section 17, (A) a written notice of such holder's election to exercise this Warrant, which notice shall specify the number of Stock Units to be delivered to such holder and the number of Stock Units with respect to which this Warrant is being surrendered in payment of the aggregate Exercise Price for the Stock Units to be delivered to the holder, and (B) the Warrant. For purposes of this provision, all Stock Units as to which the Warrant is surrendered will be attributed a value equal to the product of (x) the Current Market Price per share of Common Stock minus the Current Warrant Price per share of Common Stock and (y) the number of shares of Common Stock then constituting a Stock Unit. If the determination of Current Market Price per share of Common Stock is to be made for a "cashless" or Anet issue" exercise in connection with an initial public offering of Common Stock, the Current Market Price per share of Common Stock shall equal the offering price without deductions for any compensation, discounts or expenses paid or incurred by the Issuer in connection with such offering; or

                           (ii) delivering to the Issuer at its office maintained for such purpose pursuant to Section 17,
                           (A) a written notice of such holder's election to exercise this Warrant, which notice shall specify the number of Stock Units to be delivered to such holder and the number of shares of 13% Exchangeable Preferred Stock of the Issuer (the "13% Preferred Stock") which are being surrendered in payment of the aggregate Exercise Price for the Stock Units to be delivered to the holder, and (B) the Warrant. For purposes of this provision, each share of 13% Preferred Stock being surrendered will be attributed a value equal to (x) the aggregate liquidation preference amount of all outstanding shares of 13% Preferred Stock and all




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                           dividends accrued and payable in respect to the 13%
                           Preferred Stock divided by the number of outstanding shares of 13% Preferred Stock minus (y) the Current Warrant Price per share of Common Stock multiplied by the number of shares of Common Stock then constituting a Stock Unit.

          Any notice of exercise given pursuant to this Section 3 may be in the form of Subscription set out at the end of this Warrant. Upon delivery thereof, the Issuer shall cause to be executed and delivered to such holder within five Business Days a certificate or certificates representing the aggregate number of fully-paid and nonassessable shares of Common Stock issuable upon such exercise.

          The stock certificate or certificates for Warrant Stock so delivered shall be in such denominations as may be specified in said notice and shall be registered in the name of such holder or such other name or names as shall be designated in said notice. Such certificate or certificates shall be deemed to have been issued and such holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such shares, including to the extent permitted by law the right to vote such shares or to consent or to receive notice as a stockholder, as of the time said notice is delivered to the Issuer as aforesaid. If this Warrant shall have been exercised only in part, the Issuer shall, at the time of delivery of said certificate or certificates, deliver to such holder a new Warrant dated the date it is issued, evidencing the rights of such holder to purchase the remaining Stock Units called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant, or, at the request of such holder, appropriate notation may be made on this Warrant and the Warrant shall be returned to such holder.

          Except as otherwise provided in Section 9 hereof, the Issuer shall pay all expenses, transfer taxes and other charges payable in connection with the preparation, issue and delivery of stock certificates under this Section 3, except that, if such stock certificates shall be registered in a name or names other than the name of the holder of this Warrant, funds sufficient to pay all stock transfer taxes which shall be payable upon the issuance of such stock certificate or certificates shall be paid by the holder hereof at the time of delivering the notice of exercise mentioned above.

          All shares of Common Stock issuable upon the exercise of this Warrant shall be validly issued, fully paid and nonassessable and free from all liens and other encumbrances thereon, other than liens or other encumbrances created by the holder hereof.

          The Issuer will not close its books against the transfer of this Warrant or of any share of Warrant Stock in any manner which interferes with the timely exercise of this Warrant. The Issuer will from time to time take all such action as may be necessary to assure that the par value per share of the unissued Common Stock acquirable upon exercise of this Warrant is at all times equal to or less than the Current Warrant Price then in effect.

          In lieu of delivering any certificates for fractional shares of stock upon any exercise of this Warrant, the Issuer shall pay cash to the holder thereof in an amount equal to the Current Market Price of such fractional share on the date of exercise.



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          Section 4. Transfer, Division and Combination. Subject to Section 11,
this Warrant is, and all rights hereunder are, transferable, in whole or in part, on the books of the Issuer to be maintained for such purpose, upon surrender of this Warrant at the office of the Issuer maintained for such purpose pursuant to Section 17, together with a written assignment of this Warrant duly executed by the holder hereof or its agent or attorney and payment of funds sufficient to pay any stock transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, payment, the Issuer shall, subject to Section 11, execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in such instrument of assignment, and this Warrant shall promptly be canceled. If and when this Warrant is assigned in blank (if the restrictions on transferability in Section 11 shall have been terminated), the Issuer may (but shall not be obliged to) treat the bearer hereof as the absolute owner of this Warrant for all purposes and the Issuer shall not be affected by any notice to the contrary. This Warrant, if properly assigned in compliance with this Section 4 and Section 11, may be exercised by an assignee for the purchase of shares of Common Stock without having a new Warrant issued.

         This Warrant may, subject to Section 11, be divided or combined with other Warrants upon presentation at the aforesaid office of the Issuer, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the holder hereof or its agent or attorney. Subject to compliance with the preceding paragraph and with Section 11, as to any transfer which may be involved in such division or combination, the Issuer shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

         The Issuer shall pay all expenses, taxes (other than stock transfer taxes) and other charges incurred by the Issuer in the performance of its obligations in connection with the preparation, issue and delivery of Warrants under this Section 4.

         The Issuer agrees to maintain at its aforesaid office books for the registration and transfer of the Warrants.

          Section 5. Adjustment of Stock Unit or Exercise Price. The number of shares of Common Stock constituting a Stock Unit, or the price at which a Stock Unit may be purchased upon exercise of this Warrant, shall be subject to adjustment from time to time as set forth in this Section 5.

          (a) Stock Dividends, Subdivisions and Combinations. If at any time or from time to time the Issuer shall:

                  (1) entitle the holders of its Common Stock to receive a dividend payable in, or other distribution of, Common Stock, or



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                  (2) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

                  (3) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock,

then the number of shares of Common Stock constituting a Stock Unit immediately after the happening of any such event shall be adjusted so as to consist of the number of shares of Common Stock which a record holder of the number of shares of Common Stock constituting a Stock Unit immediately prior to the happening of such event would own or be entitled to receive after the happening of such event.

         (b) Certain Other Dividends and Distributions. If at any time or from time to time the Issuer shall take a record of the holders of its Common Stock for the purpose of entitling them to receive any dividend or other distribution of:

                  (1) cash (other than a cash distribution made as a dividend and payable out of earnings or earned surplus legally available for the payment of dividends under the laws of the jurisdiction of incorporation of the Issuer); provided, however, Issuer agree that, prior to the Expiration Date, cash dividends or other cash distributions may be made only to the extent that the aggregate of all such dividends paid or declared after the date hereof does not exceed the sum of (a) 20% of the consolidated net income of the Issuer earned subsequent to the date hereof determined in accordance with generally accepted accounting principles consistently applied (or if the consolidated net income shall be a deficit, minus 100% of such deficit incurred after the date hereof), plus (b) 100% of the aggregate net cash received as a contribution to capital or as proceeds of the issue or sale after the date hereof of capital stock of the Issuer (other than the issue or sale of any (i) redeemable stock or (ii) capital stock of the Issuer to any subsidiary of the Issuer) or any indebtedness or other securities of the Issuer convertible into or exercisable for capital stock (other than redeemable capital stock) of the Issuer which has been converted or exercised, as the case may be; or

                  (2) any evidence of its indebtedness (other than Convertible Securities), any shares of its stock (other than Additional Shares of Common Stock) or any other securities or property of any nature whatsoever (other than cash and other than Convertible Securities or Additional Shares of Common Stock); or

                  (3) any warrants or other rights to subscribe for or purchase any evidences of its indebtedness (other than Convertible Securities), any shares of its stock (other than Additional Shares of Common Stock) or any other securities or property of any nature whatsoever (other than cash and other than Convertible Securities or Additional Shares of Common Stock);



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then the number of shares of Common Stock thereafter constituting a Stock Unit shall be adjusted to that number determined by multiplying the number of shares of Common Stock constituting a Stock Unit immediately prior to such adjustment by a fraction (i) the numerator of which shall be the Current Market Price per share of Common Stock at the date of taking such record, and (ii) the denominator of which shall be such Current Market Price per share minus the portion applicable to one share of Common Stock of any such cash so distributable and of the fair value of any and all such evidences of indebtedness, shares of stock, other securities or property, or warrants or other subscription or purchase rights, so distributable. Such fair value shall be determined in good faith by the Board of Directors of the Issuer, provided that if such determination is objected to by the holders of Warrants entitled to purchase a majority of the Stock Units covered thereby, such determination shall be made by an independent appraiser chosen in the manner specified in the definition of Appraised Value, at the Issuer's expense. A reclassification of the Common Stock into shares of Common Stock and shares of any other class of stock shall be deemed a distribution by the Issuer to the holders of its Common Stock of such shares of such other class of stock within the meaning of this Subsection and, if the outstanding shares of Common Stock shall be changed into a larger or smaller number of shares of Common Stock as a part of such reclassification, shall be deemed a subdivision or combination, as the case may be, of the outstanding shares of Common Stock within the meaning of Subsection
(a) of this Section 5.

         (c) Issuance of Additional Shares of Common Stock. If at any time or from time to time the Issuer shall (except as hereinafter provided) issue, whether in connection with the merger of a corporation into the Issuer or otherwise, any Additional Shares of Common Stock for a consideration per share less than the greater of the Current Warrant Price or the Current Market Price, then the number of shares of Common Stock thereafter constituting a Stock Unit shall be adjusted to be that number determined by multiplying the number of shares of Common Stock constituting a Stock Unit immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of shares of Common Stock then outstanding plus the number of such Additional Shares of Common Stock so issued, and (y) the denominator of which shall be the number of shares of Common Stock then outstanding plus the number of shares of Common Stock which the aggregate consideration for the total number of such Additional Shares of Common Stock would purchase at the greater of the Current Warrant Price or the Current Market Price. For purposes of this Subsection (c), the date as of which the Current Market Price shall be computed shall be the earlier of (i) the date on which the Issuer shall enter into a firm contract for the issuance of such Additional Shares of Common Stock (or, if such contract specifies that the price will be determined as of a later date, then such later date shall be used for purposes of this clause (i)), or (ii) the date of actual issuance of such Additional Shares of Common Stock. The provisions of this Subsection (c) shall not apply to any issuance of Additional Shares of Common Stock for which an adjustment is provided under Subsection (a) of this Section
5. No adjustment of the number of shares of Common Stock constituting a Stock Unit shall be made under this Subsection (c) upon the issuance of any Additional Shares of Common Stock which are issued pursuant to the exercise of any options, warrants or other subscription or purchase rights or pursuant to the exercise of any conversion or exchange rights in any Convertible Securities, if any such adjustment shall previously have been made upon the issuance of such options, warrants or other rights or upon the issuance of such Convertible Securities (or upon the issuance of any option, warrant or other right therefor) pursuant to Subsection (d) or (e) of this Section 5.



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         (d) Issuance of Warrants, Options or Other Rights. If at any time or from time to time the Issuer shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a distribution of, or shall otherwise issue, any warrants, options or other rights to subscribe for or purchase any Additional Shares of Common Stock or any Convertible Securities and the consideration per share for which Additional Shares of Common Stock may at any time thereafter be issuable pursuant to such warrants, options or other rights or pursuant to the terms of such Convertible Securities shall be less than the greater of the Current Warrant Price or the Current Market Price, then the number of shares of Common Stock thereafter constituting a Stock Unit shall be adjusted as provided in Subsection (c) of this Section 5 on the basis that
(i) the maximum number of Additional Shares of Common Stock issuable pursuant to all such warrants, options or other rights or necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued as of the date specified in the last sentence of this Subsection, (ii) the aggregate consideration for such maximum number of Additional Shares of Common Stock shall be deemed to be the minimum consideration received and receivable by the Issuer for the issuance of such Additional Shares of Common Stock pursuant to such warrants, options or other rights or pursuant to the terms of such Convertible Securities and (iii) the consideration per share received by the Issuer for such Additional Shares of Common Stock shall be that number determined by dividing (a) the aggregate consideration for such maximum number of Additional Shares of Common Stock (determined as set forth in clause
(ii) of this sentence) by (b) the maximum number of Additional Shares of Common Stock issuable pursuant to all such warrants, options or other rights or necessary to effect the conversion or exchange of all such Convertible Securities (determined as set forth in clause (i) of this sentence).

         For purposes of this Subsection, the computation date for subclause (i) above and as of which the Current Market Price shall be computed shall be the earliest of (x) the date on which the Issuer shall take a record of the holders of its Common Stock for the purpose of entitling them to receive any such warrants, options or other rights, (y) the date on which the Issuer shall enter into a firm contract (or, if such contract specifies that the price will be determined as of a later date, then such later date shall be used for purposes of this clause (y)) for the issuance of such warrants, options or other rights, and (z) the date of actual issuance of such warrants, options or other rights.

         (e) Issuance of Convertible Securities. If at any time or from time to time the Issuer shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a distribution of, or shall otherwise issue, any Convertible Securities and the consideration per share for which Additional Shares of Common Stock may at any time thereafter be issuable pursuant to the terms of such Convertible Securities shall be less than the greater of the Current Warrant Price or the Current Market Price, then the number of shares of Common Stock thereafter constituting a Stock Unit shall be adjusted as provided in Subsection (c) of this Section 5 on the basis that (i) the maximum number of Additional Shares of Common Stock necessary to effect the conversion




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or exchange of all such Convertible Securities shall be deemed to have been issued as of the computation date specified below in this Subsection, (ii) the aggregate consideration for such maximum number of Additional Shares of Common Stock shall be deemed to be the minimum consideration received and receivable by the Issuer for the issuance of such Additional Shares of Common Stock pursuant to the terms of such Convertible Securities and (iii) the consideration per share received by the Issuer for such Additional Shares of Common Stock shall be that number determined by dividing (a) the aggregate consideration for such maximum number of Additional Shares of Common Stock (determined as set forth in clause (ii) of this sentence) by (b) the maximum number of Additional Shares of Common Stock necessary to effect the conversion or exchange of all such Convertible Securities (determined as set forth in clause (i) of this sentence).

         For purposes of this Subsection, the computation date for clause (i) above and as of which the Current Market Price shall be computed shall be the earliest of (x) the date on which the Issuer shall take a record of the holders of its Common Stock for the purpose of entitling them to receive any such Convertible Securities, (y) the date on which the Issuer shall enter into a firm contract for the issuance of such Convertible Securities (or, if such contract specifies that the price will be determined as of a later date, then such later date shall be used for purposes of this clause (y)), and (z) the date of actual issuance of such Convertible Securities. No adjustment of the number of shares of Common Stock constituting a Stock Unit shall be made under this Subsection upon the issuance of any Convertible Securities which are issued pursuant to the exercise of any warrants or other subscription or purchase rights therefor, if any such adjustment shall previously have been made upon the issuance of such warrants or other rights pursuant to Subsection (d) of this Section 5.

         (f) Other Provisions Applicable to Adjustments Under this Section. The following provisions shall be applicable to the making of adjustments of the number of shares of Common Stock constituting a Stock Unit hereinbefore provided for in this Section 5:

                  (1) Treasury Stock. The sale or other disposition of any issued shares of Common Stock owned or held by or for the account of the Issuer shall be deemed an issuance thereof for purposes of this Section 5.

                  (2) Computation of Consideration. To the extent that any Additional Shares of Common Stock or any Convertible Securities or any warrants, options or other rights to subscribe for or purchase any Additional Shares of Common Stock or any Convertible Securities shall be issued for a cash consideration, the consideration received by the Issuer therefor shall be deemed to be the amount of cash received by the Issuer therefor, or, if such Additional Shares of Common Stock or Convertible Securities are offered by the Issuer for subscription, the subscription price, or, if such Additional Shares of Common Stock or Convertible Securities are sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price, in any such case excluding any amounts paid or receivable for accrued interest or accrued dividends and without deduction of any compensation, discounts or expenses paid or incurred by the Issuer for and in the underwriting of, or otherwise in connection with, the issue thereof. To the extent that such issuance shall be for a consideration other than solely for cash, then, except as herein otherwise expressly provided, the amount of such consideration shall be deemed to be the fair value of such consideration at the time of such issuance as determined in good faith by the Board of Directors of the Issuer. If such determination is objected to by the holders of Warrants evidencing a majority in number of the total number of Stock Units at the time purchasable upon the exercise of all then outstanding Warrants, such determination shall be made by an independent appraiser chosen in the manner specified in the definition of Appraised Value, with all appraisal expenses to be borne one-half by the Issuer and one-half by the holders requesting such appraisal. The consideration for any Additional Shares of Common Stock issuable pursuant to any warrants, options or other rights to subscribe for or purchase the same shall be the consideration received or receivable by the Issuer for issuing such warrants, options or other rights, plus the additional consideration payable to the Issuer upon the exercise of such warrants, options or other rights. The consideration for any Additional Shares of Common Stock issuable pursuant to the terms of any Convertible Securities shall be the consideration received or receivable by the Issuer for issuing any warrants, options or other rights to subscribe for or purchase such Convertible Securities, plus the consideration paid or payable to the Issuer in respect of the subscription for or purchase of such Convertible Securities, plus the additional consideration, if any, payable to the Issuer upon the exercise of the right of conversion or exchange in such Convertible Securities. In case of the issuance at any time of any Additional Shares of Common Stock or Convertible Securities in payment or satisfaction of any dividend upon any class of stock other than Common Stock, the Issuer shall be deemed to have received for such Additional Shares of Common Stock or Convertible Securities a consideration equal to the amount of such dividend so paid or satisfied.

                  (3) When Adjustments to Be Made. The adjustments required by the preceding Subsections of this Section 5 shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that no such adjustment shall be made except pursuant to Subsection (a) of this Section 5 if it would decrease the number of shares of Common Stock constituting a Stock Unit immediately prior to such adjustment. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

                  (4) Fractional Interests. In computing adjustments under this
                  Section 5, fractional interests in Common Stock shall be taken into account to the nearest one-thousandth of a share.

                  (5) When Adjustment Not Required. If the Issuer shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall thereafter and before the distribution thereof to shareholders abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

                  (6) Superseding Adjustments. If, at any time after any adjustment of the number of shares constituting a Stock Unit shall have been made pursuant to the foregoing Subsection (d) or (e) of this Section 5 on the basis of the issuance of warrants, options or other rights or the issuance of other Convertible Securities, or after any new adjustment of the number of shares constituting a Stock Unit shall have been made pursuant to this Subsection,

                           (a) such warrants, options or other rights or the right of conversion or exchange in such other Convertible Securities shall expire, and a portion of such warrants, options or other rights, or the right of conversion or exchange in respect of a portion of such other Convertible Securities, as the case may be, shall not have been exercised, or

                           (b) the consideration per share, for which Additional Shares of Common Stock are issuable pursuant to such warrants, options or other rights or the terms of such other Convertible Securities, shall be increased solely by virtue of provisions therein contained for an automatic increase in such consideration per share upon the arrival of a specified date or the happening of a specified event, such previous adjustment shall be rescinded and annulled and the Additional Shares of Common Stock which were deemed to have been issued by virtue of the computation made in connection with the adjustment so rescinded and annulled shall no longer be deemed to have been issued by virtue of such computation. Thereupon, a recomputation shall be made of the effect of such warrants, options or other rights or other Convertible Securities on the basis of:

                           (c) treating the number of Additional Shares of Common Stock, if any, theretofore actually issued or issuable pursuant to the previous exercise of such warrants, options or other rights or such right of conversion or exchange, as having been issued on the date or dates of such issuance as determined for purposes of such previous adjustment and for the consideration actually received and receivable therefor, and

                           (d) treating any such warrants, options or other rights or any such other Convertible Securities which then remain outstanding as having been granted or issued immediately after the time of such increase of the consideration per share for such Additional Shares of Common Stock which are issuable under such warrants, options or other rights or other Convertible Securities, and, if and to the extent called for by the foregoing provisions of this Section 5 on the basis aforesaid, a new adjustment of the number of shares constituting a Stock Unit shall be made, which new adjustment shall supersede the previous adjustment so rescinded and annulled.

         (g) Merger, Consolidation or Disposition of Assets. The Issuer shall provide each holder of a Warrant with timely notice of i) the merger or consolidation of the Issuer into another corporation or the Issuer's agreement to do the foregoing or ii) an Asset Sale (as defined in the Indenture) and the occurrence of any such event shall be the Vesting Date of the Warrants (if they have not previously vested) and the holders shall have the right to exercise the Warrants in accordance with Section 3 hereof.

         (h) Other Action Affecting Nonpreferred Stock. In case any time or from time to time the Issuer shall take any action affecting its Common Stock, other than an action described in any of the foregoing Subsections (a) to (g), inclusive, of this Section 5, then the number of shares of Common Stock or other stock constituting a Stock Unit, or the purchase price thereof, shall be adjusted in such manner and at such time as the Board of Directors of the Issuer may in good faith determine to be equitable in the circumstances.

          Section 6.  Notice to Warrant Holders.

          (a) Notice of Adjustment of Stock Unit or Exercise Price. Whenever the number of shares of Common Stock constituting a Stock Unit, or the price at which a Stock Unit may be purchased upon exercise of the Warrants, shall be adjusted pursuant to Section 5, the Issuer shall forthwith obtain a certificate signed by the chief financial officer of the Issuer, setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated "including a statement of the fair value, as determined by the Board of Directors of the Issuer or by appraisal (if applicable), of any evidences of indebtedness, shares of stock, other securities or property or warrants or other subscription or purchase rights referred to in Section 5(b), Section 5(f)(2) or Section 5(g) and specifying the number of shares of Common Stock constituting a Stock Unit, and (if such adjustment was made pursuant to Section 5(g) or Section 5(h)) describing the number and kind of any other shares of stock constituting a Stock Unit, and any change in the Exercise Price thereof, after giving effect to such adjustment or change. The Issuer shall promptly, and in any case within three Business Days after the making of such adjustment, cause a signed copy of such certificate to be delivered to each holder of a Warrant. The Issuer shall keep at its office or agency, maintained for the purpose pursuant to Section 18, copies of all such certificates and cause the same to be available for inspection at said office during normal business hours by any holder of a Warrant or any prospective purchaser of a Warrant designated by a holder thereof.

          (b) Notice of Certain Corporate Action. In case the Issuer shall propose (a) to pay any dividend payable in stock of any class to the holders of its Common Stock or to make any other distribution to the holders of its Common Stock (other than a cash dividend), or
(b) to offer to the holders of its Common Stock rights to subscribe for or to purchase any Additional Shares of Common Stock or shares of stock of any class or any other securities, rights or options, or (c) to effect any reclassification of its Common Stock (other than a reclassification involving only the subdivision, or combination, of outstanding shares of Common Stock), or
(d) to effect any capital reorganization, or (e) to effect any consolidation, merger or sale, organic change, transfer or other disposition of all or substantially all of its property, assets or business, or (f) to effect the liquidation, dissolution or winding up of the Issuer, then in each such case, the Issuer shall give to each holder of a Warrant, in accordance with Section 18, a notice of such proposed action, which shall specify the date on which a record is to be taken for the purposes of such stock dividend, distribution or rights, or the date on which such reclassification, reorganization, consolidation, merger, sale, organic change, transfer, disposition, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of Common Stock, if any such date is to be fixed, and shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action on the Common Stock and the number and kind of any other shares of stock which will comprise a Stock Unit, and the purchase price or prices thereof, after giving effect to any adjustment which will be required as a result of such action. Such notice shall be so given in the case of any action covered by clause (a) or (b) above at least twenty days prior to the record date for determining-holders of the Common Stock for purposes of such action, and in the case of any other such action, at least twenty days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Common Stock, whichever shall be the earlier.

          Section 7. Reservation and Authorization of Common Stock; Registration with or Approval of any Governmental Authority. The Issuer shall at all times reserve and keep available for issue upon the exercise of Warrants such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of all outstanding Warrants. The Issuer will not amend its articles of incorporation in any respect relating to the Common Stock other than to increase or decrease the number of shares of authorized capital stock (subject to the provisions of the preceding sentence) or to decrease the par value of any shares of Common Stock. All shares of Common Stock that shall be issued upon exercise of any Warrant and payment of the exercise price thereof to the Issuer, shall be duly and validly issued and fully-paid and nonassessable.

          Before taking any action which would cause an adjustment reducing the Current Warrant Price per share of Common Stock below the then par value, if any, of the shares of Common Stock issuable upon exercise of the Warrants, the Issuer shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Issuer may validly and legally issue fully-paid and nonassessable shares of Common Stock at such adjusted Current Warrant Price.

          Before taking any action which would result in an adjustment in the number of shares of Common Stock constituting a Stock Unit or in the Current Warrant Price per share of Common Stock, the Issuer shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

          If any shares of Common Stock required to be reserved for issue upon exercise of Warrants require registration with any governmental authority under any federal or state law before such shares may be so issued, the Issuer will in good faith and as expeditiously as possible and at its expense endeavor to cause such shares to be duly registered.

          Section 8. Taking of Record; Stock and Warrant Transfer Books. In the case of all dividends or other distributions by the Issuer to the holders of its Common Stock with respect to which any provision of Section 5 refers to the taking of a record of such holders, the Issuer will in each such case take such a record and will take such record as of the close of business on a Business Day. The Issuer will not at any time, except upon dissolution, liquidation or winding up, close its stock transfer books or Warrant transfer books so as to result in preventing or delaying the exercise or transfer of any Warrant.

          Section 9. Transfer Taxes. The Issuer will pay any and all transfer taxes that may be payable in respect of the issuance or delivery of shares of Common Stock on exercise of this Warrant. The Issuer shall not, however, be required to pay any tax that may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which this Warrant is registered, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Issuer the amount of any such tax, or has established, to the satisfaction of the Issuer, that such tax has been paid.

          Section 10. No Voting Rights. Except as expressly provided herein, this Warrant shall not entitle the holder hereof to any voting rights or other rights as a stockholder of the Issuer.

          Section 11. Restrictions on Transferability. (a) The Restricted Securities shall not be transferable except upon the conditions specified in this Section 11; provided that, notwithstanding any other provisions of this
Section 11, the holder of the Warrant (and each other person mentioned below in this clause) shall have the right to transfer any Restricted Securities to any Affiliate of such holder, in each case free of the restrictions imposed by this
Section 11 other than the requirement as to the legending of the certificates for such Restricted Securities specified in Section 11(b). Each such transferee shall be subject to the same transfer restrictions imposed on the Warrant holder by this Agreement.

                  (b) Restrictive Legend. Unless and until otherwise permitted by this Section 11, each certificate for Warrants issued under this Agreement, each certificate for any Warrants issued to any subsequent transferee of any such certificate, each certificate for any Warrant Stock issued upon exercise of any Warrant and each certificate for any Warrant Stock issued to any subsequent transferee of any such certificate, shall be stamped or otherwise imprinted with a legend in substantially the following form:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED

UNLESS THE PROPOSED TRANSACTION DOES NOT REQUIRE REGISTRATION OR QUALIFICATION UNDER FEDERAL OR STATE SECURITIES LAWS OR UNLESS THE PROPOSED TRANSACTION IS REGISTERED OR QUALIFIED AS REQUIRED."

          (c) Notice of Proposed Transfers. The Restricted Securities are detachable from the 13% Preferred Stock (as defined in the Securities Purchase Agreement). Prior to any transfer or attempted transfer of any Restricted Securities not covered by the proviso contained in the introductory paragraph to
Section 11, the holder of such Restricted Certificate shall give written notice to the Issuer of such holder's intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail. Upon receipt of such notice, the Issuer may request an opinion of counsel of such holder (which counsel shall be reasonably satisfactory to the Issuer) to the effect that such proposed transfer may be effected without registration under the Securities Act. Upon receipt of such opinion (which shall be in form and substance reasonably satisfactory to the Issuer), or if the Issuer does not request such an opinion, within ten Business Days after receiving notice of the proposed transfer, the Issuer shall, as promptly as practicable, so notify the holder of such Restricted Certificate and such holder shall thereupon be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by such holder to the Issuer. Each certificate evidencing the Restricted Securities thus to be transferred (and each certificate evidencing any untransferred balance of the Restricted Securities evidenced by such Restricted Certificate) shall bear the restrictive legend set forth in Section 11(b), unless in the opinion of the Issuer or the opinion of such counsel, if requested, pursuant to Rule 144(k) of the Securities Act, such legend is not required in order to ensure compliance with the Securities Act.

          Section 12. Limitation of Liability. No provision hereof, in the absence of affirmative action by the holder hereof to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such holder for the purchase price of the Warrant Stock or as a stockholder of the Issuer, whether such liability is asserted by the Issuer or by creditors of the Issuer.

          Section 13. Loss. Destruction of Warrant Certificates. Upon receipt of evidence satisfactory to the Issuer of the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security satisfactory to the Issuer (the original Warrant holder's or any other institutional Warrant holder's indemnity being satisfactory indemnity in the event of loss, theft or destruction of any Warrant owned by such institutional holder), or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Issuer will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same aggregate number of shares of Common Stock.

         Section 14. Furnish Information. The Issuer agrees that it shall deliver to the holder of record hereof promptly after their becoming available copies of all financial statements, reports and proxy statements which the Issuer shall have sent to its stockholders generally.

          Section 15. Amendments. The terms of this Warrant and all other Warrants may be amended, and the observance of any term therein may be waived, but only with the written consent of the holders of Warrants evidencing a majority in number of the total number of Stock Units at the time purchasable upon the exercise of all then outstanding Warrants, provided that no such action may change the number of shares of stock constituting a Stock Unit or the Exercise Price, without the written consent of the holders of Warrants evidencing 100% in number of the total number of Stock Units at the time purchasable upon the exercise of all then outstanding Warrants. For the purposes of determining whether the holders of outstanding Warrants entitled to purchase a requisite number of Stock Units at any time have taken any action authorized by this Warrant, any Warrants owned by the Issuer or any Affiliate of the Issuer (other than an institutional investor which may be deemed an Affiliate solely by reason of the ownership of Warrants) shall be deemed not to be outstanding.

          Section 16. Office of the Issuer. So long as any of the Warrants remains outstanding, the Issuer shall maintain an office in Washington or New York where the Warrants may be presented for exercise, transfer, division or combination as in this Warrant provided. Such office shall be at Packaged Ice, Inc., 8572 Katy Freeway, Suite 101, Houston, Texas 77024 unless and until the Issuer shall designate and maintain some other office for such purposes and deliver written notice thereof to the holders of all outstanding Warrants.

          Section 17. Notices Generally. Any notice, demand or delivery pursuant to the provisions hereof shall be sufficiently delivered or made if sent by first class mail, postage prepaid, addressed to any holder of a Warrant at its last known address appearing on the books of the Issuer, or, except as herein otherwise expressly provided, to the Issuer at its principal executive office, Packaged Ice, Inc., 8572 Katy Freeway, Suite 101, Houston, Texas 77024, or such other address as shall have been furnished to the party giving or making such notice, demand or delivery.

         Section 18. Successors and Assigns. This Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns, and, without limiting the generality of the foregoing, shall inure to the benefit of and be enforceable by each person who shall from time to time be a holder of any of the Warrants.

          Section 19. Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of California.

          IN WITNESS WHEREOF, the Issuer have caused this Warrant to be signed in its name by its President or a Vice President and its corporate seal to be impressed hereon and attested by its Secretary or an Assistant Secretary.

Dated:

                                                     PACKAGED ICE, INC.,
                                                     a Texas corporation



                                                     By: /s/ JAMES F. STUART
                                                        ------------------------
                                                        Name: James F. Stuart
                                                             -------------------
                                                        Title: C.E.O.
                                                              ------------------


[Ares Warrant]

                                SUBSCRIPTION FORM

                 (to be executed only upon exercise of Warrant)

          The undersigned registered owner of this Warrant irrevocably exercises this Warrant for and purchases Stock Units of Packaged Ice, Inc., a Texas corporation, purchasable with this Warrant, and herewith makes payment therefor [(by check in the amount of $________) [(by delivery to the Issuer of _________ Stock Units with respect to which this Warrant is being surrendered in payment of the aggregate Exercise Price for the Stock Units to be delivered to the holder)], all at the price and on the terms and conditions specified in this Warrant and requests that certificates for the shares of Common Stock hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to __________ whose address is and, if such Stock Units shall not include all of __________ the Stock Units issuable as provided in this Warrant that a new Warrant of like tenor and date for the balance of the Stock Units issuable thereunder be delivered to the undersigned.


Dated:

                                                 -------------------------------
                                                 (Signature of Registered Owner)


                                                 -------------------------------
                                                 (Street Address)


                                                 -------------------------------
                                                 (City) (State) (Zip Code)


NOTICE: The signature to the subscription must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatever.

         The signature to this subscription must be guaranteed by a bank or trust company having an office or correspondent in Los Angeles, California, or by a firm having membership on the New York Stock Exchange.

                                 ASSIGNMENT FORM


          FOR VALUE RECEIVED the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under this Warrant, with respect to the number of Stock Units set forth below:

                                                               No. of Stock
                  Name and Address of Assignee                   Units
                  ----------------------------                 -------------







and does hereby irrevocably constitute and appoint ___________________________ ________________________________________ Attorney to make sure transfer on the books of Packaged Ice, Inc., a Texas corporation, maintained for the purpose, with full power of substitution in the premises.


Dated:

                                                       -------------------------
                                                       Signature



                                                       -------------------------
                                                       Witness


NOTICE: The signature to the assignment must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatever.

         The signature to this assignment must be guaranteed by a bank or trust company having an office or correspondent in Los Angeles, California, or by a firm having membership on the New York Stock Exchange.

                               ANNEX I TO WARRANT
        LIST OF EXISTING WARRANTS, OPTIONS AND OTHER SECURITIES OR RIGHTS



         See Section 2.2 of the Disclosure Schedule to the Securities Purchase Agreement dated as April 30, 1998 between Ares Leveraged Investment Fund, L.P., S.V. Capital Partners, L.P. and Packaged Ice, Inc.